THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.


                                MOBILE MINI, INC.

                       SENIOR SUBORDINATED PROMISSORY NOTE

$3,000,000                                                      Phoenix, Arizona
                                                                   July 31, 1997

     FOR VALUE RECEIVED, the undersigned, MOBILE MINI, INC., a Delaware corporation (the "Company"), hereby promises to pay to ARIZONA LAND INCOME
CORPORATION or its successors or assigns (the "Holder") the principal sum of THREE MILLION DOLLARS ($3,000,000) (or so much thereof as shall not have been prepaid) on the earlier of the closing of one or more Financing Transactions (as defined in Section 1(b) below) the net proceeds of which shall equal at least $3,000,000 in the aggregate or July 31, 2002 (the "Maturity Date"), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof at the rate of twelve percent (12%) per annum from the date hereof, payable semi-annually in arrears on the first day of April and November of each year, commencing November 1, 1997 until said principal shall have been paid in full and to pay interest (so computed) at the rate of two percent (2%) per month (the "Default Rate") on any unpaid principal and, to the extent permitted by applicable law, on any overdue interest during the continuation of an Event of Default, until the same shall be paid. Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          1.   Prepayment.
               ----------

          (a) The principal amount of this Note may be prepaid by the Company, in whole or in part, without penalty, at any time.

          (b) In the event, at any time, of the consummation by the Company of the currently contemplated private placement or public offering of Senior Subordinated Notes in which Peacock, Hislop, Staley & Given, Inc. is to act as placement agent, the terms of which Senior Subordinated Notes are anticipated to be substantially similar to the terms of this Note (a "Financing Transaction"), the Company shall, contemporaneously with the consummation of the Financing Transaction, prepay all or a portion of the outstanding principal amount of this Note; provided, that any such prepayment arising as a result of a Financing Transaction shall be subject to the prior consent of the lenders under the Senior Credit Agreement (such consent not to be unreasonably withheld so long as the terms of such Financing Transaction are substantially the same as the terms of this
Note). Each such prepayment shall be in an amount not less than the net proceeds received by the Company as a result of the applicable Financing Transaction (up to the amount of principal and interest outstanding under this Note).

          (c) In the event that a Change in Control Refinancing shall occur, or the Company enters into a letter of intent with respect to a transaction or series of transactions that could reasonably be expected to result in a Change in Control Refinancing, or any written agreement is executed which, when fully performed by the parties thereto, would result in a Change of Control Refinancing, the Company will, within five (5) Business Days of the occurrence of any such event (or, in the case of any such event the consummation or finalization of which would involve any action of the Company, at least thirty
(30) days prior to such consummation), give written notice of such Change in Control Refinancing to each holder of this Note by facsimile transmission and overnight courier of national reputation. In the event of a Change in Control Refinancing, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, of the principal amount of the Note, at one-hundred one percent (101%) of the outstanding principal amount, together with interest accrued through the date of prepayment and any other amounts due hereunder, on a date specified in such notice (the "Control Prepayment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of such holder's receipt of such notice. In no event will the Company take any action to consummate or finalize any transaction which gives rise to a Change in Control Refinancing unless contemporaneously with such action the Company prepays the Note as required by this Section 1(c). Notwithstanding the foregoing, in no event shall the Company be obligated to make any prepayment pursuant to this Section 1(c) unless and until the closing of the transactions contemplated which gives rise to the Change in Control Refinancing to which such offered prepayment relates. For purposes hereof, "Change in Control Refinancing" shall mean the refinancing, refunding or restructuring of the Company's credit facility which is the subject of that certain Credit Agreement dated as of March 28, 1996 (as amended, supplement or modified from time to time, and including any restatements, renewals, refundings or refinancings thereof, the "Senior Credit Agreement") by and among the Company, the financial institutions party thereto, and BT Commercial Corporation, as agent, upon the occurrence of any of the following:
(i) Richard E. Bunger, persons directly or indirectly controlled by Richard E. Bunger, and members of the Company's management shall cease to have record and beneficial ownership of at least twenty percent (20%) of the Company's outstanding capital stock entitled to vote on all matters submitted to the stockholders of the Company; (ii) other than members of the Company's management, any "person" (as such terms is used in subsections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) on and after the date hereof is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then-outstanding securities; or (iii) the existing directors for any reason cease to constitute at least seventy-five percent (75%) of the

Company's board of directors. For purposes of clause (iii) of the preceding sentence, "existing directors" means individuals constituting the Company's board of directors on the date hereof, and any subsequent director whose election to the Company's board of directors or nomination for election by the Company's shareholders was approved by at least seventy-five percent (75%) of the directors then in office which directors either were directors on the date hereof or whose election or nomination for election was previously so approved.

     2.   Use of Proceeds; Reserve Account
          --------------------------------

          (a) The Company shall use a portion of the net proceeds of the issuance of this Note to establish an interest reserve escrow account (the "Reserve Account") and shall use the remaining net proceeds of the issuance of this Note for one or more of the following purposes: capital expenditures by the Company, working capital, and/or general corporate purposes.

          (b) The Reserve Account shall be an escrow account established at a bank or other financial institution reasonably acceptable to the Holder. The Company shall, upon issuance of this Note, deposit into the Reserve Account, and shall maintain in the Reserve Account at all times while this Note is outstanding, an amount equal to six months' interest on this Note based on the amount outstanding hereunder from time to time. Without limiting any other legal, equitable or contractual remedies that may available to the holder of this Note, if the Company shall fail to make any payment of interest to the Holder as and when due under the terms of this Note, funds on deposit in the Reserve Account shall be used to make such interest payment. In the event that any funds are used to make any interest payment, or if the amount on deposit in the Reserve Account shall at any time be less than six months' interest based on the amount outstanding hereunder at such time, the Company shall immediately deposit into the Reserve Account cash in such amount as shall be necessary to increase the amount on deposit in the Reserve Account to an amount equal to six months' interest on this Note; provided, that the Company shall not make any deposits into the Reserve Account during any period in which the Company shall be in default in the payment of any principal of, or interest on, any Senior Debt after the same shall have become due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise, or during any period in which a Blockage Notice under Section 12(d) shall be in effect. The parties shall execute a security agreement (the "Reserve Account Security Agreement"), which shall be in form and substance acceptable to the Holder, pursuant to which all funds on deposit in the Reserve Account from time to time will be pledged as security for all obligations of the Company under this Note. The Company agrees to take all action and execute all documents and instruments reasonably requested by the Holder from time to time in order to perfect and maintain the Holder's security interest in the Reserve Account.

     3.   Representations and Warranties of the Company
          ---------------------------------------------

     To induce the Holder to make the loan evidenced by this Note, the Company hereby warrants and represents the accuracy of the following statements as of the date of this Note:

          (a) The Company previously has provided the Holder with true and accurate copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Latest 10-K") and the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 (the "Latest 10-Q"). Since the date of the most recent financial statements set forth in the Latest 10-Q, there has been no change in the business operations, profits, financial condition, properties or business prospects of the Company, except changes that, in the aggregate, could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), prospects, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (b) The Company has good title to all of the property reflected in the most recent balance sheet set forth in the Latest 10-Q and to all of the property purported to have been acquired by the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have good title as are immaterial to such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (c) All leases necessary for the conduct of the business of the Company are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (d) The Company owns, possesses or has the right to use all of the licenses, permits, franchises, patents, copyrights, trademarks, service marks and trade names necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others, except for such failures to own, possess, or have the right to use, that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (e) All tax returns required to be filed by or on behalf of the Company or any other person with which the Company files or has filed a consolidated return in any jurisdiction have been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises, that are due and payable have been paid, except for such tax returns and such tax payments that, in the aggregate for all such tax returns and payments, could not reasonably be expected to have a Material Adverse Effect. The provision for taxes shown on the unaudited balance sheet of the Company as of March 31, 1997 is adequate for all open years and for the Company's current fiscal period.

          (f) Except as described in the Latest 10-K or the Latest 10-Q:

               (i) there are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect; and

               (ii) the Company is not in default with respect to any judgment, order, writ, injunction or decree of any court, governmental authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

          (g) Neither the Latest 10-K, nor the Latest 10-Q, nor any statement furnished by or on behalf of the Company to the Holder in connection with the negotiation or the closing of the issuance of this Note contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to the Company (other than matters of a general economic nature) that has had or could at present reasonably be expected to have a Material Adverse Effect and that has not been disclosed in such Latest 10-K, Latest 10-Q or other written statements furnished to the Holder in connection with the negotiation or the closing of the issuance of this Note.

          (h) The Company:

               (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation,

               (ii) has all corporate power and authority necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted,

               (iii) has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates, permits, franchises and other governmental authorizations, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect, and

               (iv) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

          (i) The Company is not in violation in any respect of any term of any charter instrument or bylaw. The Company is not in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

          (j) The Company:

               (i) is not a party to any contract or agreement, or subject to any charter or other corporate restriction that, in the aggregate for all such contracts, agreements, charters and corporate restrictions, is reasonably likely to have a Material Adverse Effect; and

               (ii) is not a party to any contract or agreement that prohibits the issuance and sale of this Note or the performance of the Company of its obligations under this Note or the Warrant to Purchase Common Stock dated the date hereof and issued to the Holder (the "Warrant").

          (k) The Company is not in violation of any law, ordinance, governmental rule or regulation to which it is subject, except for such violations that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (l) Each of the issuance, sale and delivery of this Note by the Company and compliance by the Company with all of the provisions of this Note:

               (i) is within the corporate powers of the Company; and

               (ii) is legal and does not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any lien upon any property of the Company under the provisions of,

                    (A) any agreement, charter instrument, bylaw or other instrument to which the Company is a party or by which the Company or any of its property may be bound, or

                    (B) any  order,  judgment,  decree,  or ruling of any court, arbitrator or governmental authority applicable to the Company.

          (m) This Note has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by duly authorized officers of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability hereof may be:

               (i)   limited   by   applicable    bankruptcy,    reorganization,
     arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii) subject to the availability of equitable remedies.

          (n) As of the date hereof, after giving effect to the consummation of the transactions contemplated by this Note and the Warrant and the payment of all fees, costs and expenses payable by the Company with respect to the transactions contemplated thereby, the Company is Solvent. For purposes hereof, "Solvent" means that (a) the fair saleable value of the assets of such person is in excess of the total amount of the present value of its liabilities (including for purposes of this definition all liabilities (including loss reserves as determined by the Company), whether or not reflected on a balance sheet prepared in accordance with generally accepted accounting principles and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed),
(b) such person is able to pay its debts or obligations in the ordinary course as they mature and (c) such person does not have unreasonably small capital to carry out its business as conducted and as proposed to be conducted.

          (o) Other than a placement fee in the amount of five percent (5%) of the original principal amount of this Note which is payable to Peacock, Hislop, Staley & Given, Inc., no broker's or finder's fee or commission was, is or will be payable by the Company with respect to any of the transactions contemplated by this Note or the Warrant or for any other services rendered to the Company ancillary to such transactions. The Company hereby agrees to indemnify and defend the Holder against and agrees that it will hold the Holder harmless from any claim, demand or liability for broker's or finder's fees or commissions alleged to have been incurred by the Company in connection with any of the transactions contemplated by this Note or the Warrant and any expenses (including, without limitation, attorneys' fees and expenses) arising in connection with any such claim, demand or liability.

     4.   Covenants of the Company
          ------------------------

          The Company covenants and agrees that, so long as this Note shall be outstanding and until the obligations incurred hereunder, whether or not matured, are paid in full, the Company will:

          (a) Within forty-five (45) days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year), provide to the Holder copies of the unaudited financial statements of the Company consisting of a consolidated balance sheet of the Company and its subsidiaries as of the end of such quarter and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such quarter and for the portion of the fiscal year through such quarter, all in reasonable detail and certified (subject to normal year-end audit adjustments) on behalf of the Company by an officer of the Company as having been prepared in accordance with generally acceptable accounting principles consistently applied.

          (b) Within ninety (90) days after the end of each fiscal year, provide to the Holder copies of the audited financial statements of the Company consisting of a consolidated balance sheet and statement of stockholders' equity of the Company and its subsidiaries as of the end of such fiscal year and a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such fiscal year, setting forth in
                                       7
comparative form the corresponding figures for the preceding fiscal year, certified without qualification as to scope of audit by independent public accountants of recognized national standing selected by the Company.

          (c) Promptly upon any officer of the Company obtaining knowledge thereof, provide to the Holder written notice of any action, suit, proceeding or investigation pending or threatened against or affecting the Company or any subsidiary of the Company or any of its or their respective properties before any court, governmental agency or regulatory authority (whether federal, state or local) which could reasonably be expected to have a Material Adverse Effect.

          (d) Promptly upon their distribution, provide to the Holder copies of all financial statements, reports, notices and proxy statements sent by the Borrower to its security holders generally and all regular and periodic reports, registration statements and other filings (and all amendments and supplements thereto) filed by the Borrower from time to time with the Securities and Exchange Commission or with any national securities exchange on which any of the Company's securities are listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company.

          (e) Provide to the Holder such other information respecting the properties, business affairs, financial condition and/or operations of the Company and any subsidiary of the Company as the Holder may from time to time reasonably request.

          (f) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

          (g) Do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to company would not have a material adverse effect on the Company.

          (h) At all times reasonably maintain, preserve, protect and keep its property used in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereof as shall be reasonably required in the conduct of its businesses.

          (i) Carry on and conduct its business, and cause each of its subsidiaries to carry on and conduct its business, in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain, and cause each of its subsidiaries to remain, duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain, and cause each of its subsidiaries to maintain, its qualification as a foreign corporation in each jurisdiction where the conduct of its business makes such qualification necessary, except where the failure to maintain such qualification could not reasonably be expected to have a Material Adverse Effect.

          (j) Comply, and cause each of its subsidiaries to comply, in all material respects with all laws, rules, regulations and governmental orders (whether foreign, federal, state or local) having applicability to any of them or to the business or business at any time conducted by any of them.

          (k) Maintain, and cause each of its subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice, and furnish to the Holder upon request full information as to the insurance carried.

          (l) Comply, and cause each of its subsidiaries to comply, with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and obtain all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties and the conduct of its business, the failure to comply with which or obtain which could reasonably be expected to have a Material Adverse Effect.

          (m) At all times keep true and correct books, records and accounts for itself and each subsidiary pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied.

          (n) Deliver to the Holder:

               (i) promptly, but in any event within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto; and

               (ii) prompt notice in writing of any other development, financial or otherwise, relating specifically to the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

          (o) Upon at least two (2) Business Days' prior notice, permit the Holder, by its representatives and agents, to inspect during normal business hours any of the property, corporate books and financial records of the Company and each subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each subsidiary, and to discuss the affairs, finances and accounts of the Company and each subsidiary with, and to be advised as to the same by, their respective officers, employees and independent public accountants (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company and its subsidiaries).

          (p) At all times comply, and cause each of its subsidiaries to comply, in all material respects with all applicable environmental laws and regulations, and promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or release of any hazardous materials on, under or about any real property owned, or, to the extent permitted by the property owner, leased or operated by the Company or any of its subsidiaries. In the event that the Company or any subsidiary undertakes any remedial action with respect to any hazardous material on, under or about any real property, the Company or such subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable environmental laws and regulations and in accordance with the policies, orders and directives of all federal, state and local governmental authorities.

          (q) Provide the Holder with prompt written notice of any amendment or modification of the Senior Credit Agreement or any other document, instrument or agreement governing or relating to any Senior Debt, or any waiver of any term or provision thereof. Each such notice shall be accompanied by a description of the proposed amendment, modification or waiver and a brief explanation of the principal reasons for such amendment, modification or waiver.

          (r) Provide prompt written notice to the lenders under the Senior Credit Agreement and to the Holder if the Company shall make or propose to make any payment of interest hereunder using funds on deposit in the Reserve Account.

          (s) Use its best efforts to cause all payments of interest hereunder to be made utilizing cash generated by the Company's operations prior to using funds on deposit in the Reserve Account to make all or any portion of any such payment.

     5.   Financial Covenants
          -------------------

          (a) Subject to normal year-end and closing audit adjustments for calculations or determinations made in accordance with generally accepted accounting principles, consistently applied for all relevant periods:

               (i) The Company shall at all times while this Note is outstanding maintain a Tangible Net Worth of not less than the amount set forth in the table below for the applicable fiscal year of the Company:

                   Fiscal Year ending             Minimum Tangible

                       December 31,                  Net Worth
                       ------------                  ---------

                           1997                     $12,000,000
                           1998                     $13,500,000
                   1999 and thereafter              $15,000,000

     For purposes hereof, "Tangible Net Worth" means, as of any date, the total of: consolidated assets of the Company and its subsidiaries, minus their consolidated liabilities, minus (A) patents, copyrights, trademarks, trade names, franchises, licenses, customer and subscription lists, goodwill and other similar intangibles (excluding net reorganization value), (B) leasehold improvements, (C) organization expenses, (D) obligations due to the Company from affiliates (including any officer, director or shareholder thereof) and (E) security deposits and prepaid costs and expenses and other deferred assets.

               (ii) The Company shall at all times while this Note is outstanding maintain a Total Funded Indebtedness Ratio of not greater than the ratio set forth in the table below for the applicable fiscal year of the Company:

                   Fiscal Year ending            Maximum Total Funded
                       December 31,               Indebtedness Ratio
                       ------------               ------------------

                          1997                        0.8 to 1
                          1998                        0.79 to 1
                   1999 and thereafter                0.78 to 1

     For purposes hereof, "Total Funded Indebtedness Ratio" means, as of any date, a ratio, the numerator of which shall be an amount equal to the total consolidated indebtedness of the Company and its subsidiaries (whether secured, unsecured, assumed, or otherwise) which has a scheduled maturity date of more than one (1) year from the date of determination, including any capitalized lease obligations and guaranteed indebtedness of any other person ("Total Consolidated Indebtedness"), and the denominator of which shall be the sum of Total Consolidated Indebtedness plus total stockholders' equity of the Company and its subsidiaries at such date determined in accordance with generally accepted accounting principles on a consolidated basis (excluding treasury stock and excluding the effects of any foreign currency translation adjustments).

               (iii) The Company shall at all times while this Note is outstanding maintain a Senior Funded Indebtedness Ratio of not greater than the ratio set forth in the table below for the applicable fiscal year of the Company:

                   Fiscal Year ending            Maximum Senior Funded
                       December 31,                Indebtedness Ratio
                       ------------                ------------------
                          1997                          0.74 to 1
                          1998                          0.73 to 1
                   1999 and thereafter                  0.72 to 1


     For purposes hereof, "Senior Funded Indebtedness Ratio" means, as of any date, a ratio, the numerator of which shall be an amount equal to the total outstanding Senior Debt of the Company and its subsidiaries which has a scheduled maturity date of more than one (1) year from the date of determination, and the denominator of which shall be the sum of Total Consolidated Indebtedness plus total stockholders' equity of the Company and its subsidiaries at such date determined in accordance with generally accepted accounting principles on a consolidated basis (excluding treasury stock and excluding the effects of any foreign currency translation adjustments).

     (b) Without limiting any other provision of this Note, and without prejudice to any other remedies which the Holder may have in respect of a Default or Event of Default hereunder, during such time as the Company shall fail to comply fully with each of the financial covenants set forth in subsection (a) above, the Company agrees that it will not, and will not permit any subsidiary to:

          (i) incur any indebtedness (whether secured, unsecured, funded, unfunded, assumed, or otherwise), including any capitalized lease obligations and guaranteed indebtedness of any other person; provided, that this provision shall not prohibit the Company from issuing preferred stock or other equity securities; and provided, further, that this provision shall not prohibit the Company from borrowing under the Senior Credit Agreement so long as the total indebtedness outstanding under the Senior Credit Agreement, at all times during the period in which the Company fails to comply with the provisions of subsection (a) above, does not exceed the total amount outstanding under the Senior Credit Agreement as of the initial date that the Company shall have failed to comply with the provisions of subsection (a) above.

          (ii) enter into a transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any director, officer or other affiliate (including without limitation any holder of five percent (5%) or more of any class of the Company's equity securities) except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such subsidiary than the Company or such subsidiary would obtain in a comparable arms-length transaction, or

          (iii)  engage  in  or  consummate   any   transaction   or  series  of
     transactions that would otherwise be permitted under Section 6(c) of this Note.

6.   Negative Covenants
     ------------------

          (a) The Company shall not, nor shall it permit any subsidiary to, permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Holder as the holder of this Note (provided that the Company shall notify the Holder of any other amendment or modification thereto as soon as practicable thereafter). The parties acknowledge and agree that any such amendments or modifications that are described in the Company's Registration Statement on Form S-2 as filed with the Securities and Exchange Commission on July 2, 1997 shall not be subject to the provisions of this section 6(a).

          (b) The Company shall not, nor shall it permit any subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (i) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence and maintenance of the indebtedness evidenced by this Note, or the execution and delivery of any Subsidiary Guarantee pursuant to the provisions of Section 9 or any provision of any Subsidiary Guarantee or (ii) contains any provision which would be violated or breached by the Company's or any subsidiary's performance of any of its obligations under this Note or any other document, instrument or agreement related to the transactions contemplated hereby.

          (c) The Company will not, nor will it permit any subsidiary to, merge or consolidate with (except that a subsidiary may merge into the Company or any wholly-owned subsidiary of the Company), or acquire a majority of the voting shares of any other entity unless the primary business conducted by such entity is substantially similar to, or is otherwise in the same line of business as, the business of the Company and its subsidiaries as presently conducted.

          (d) The Company will not, nor will it permit any subsidiary to, lease, sell or otherwise transfer any property, to any other person or entity except for (i) sales and leases of inventory in the ordinary course of business, (ii) leases, sales, transfers or other dispositions of property that, together with all other property of the Company and its subsidiaries previously leased, sold or transferred (other than inventory sold or leased in the ordinary course of business) as permitted by this Section 6(d)(ii) since the date hereof do not constitute a substantial portion of the property of the Company and its subsidiaries, and (iii) sales, transfers and other dispositions of property that is unrelated to the Company's primary business of designing and manufacturing, and selling and leasing for its own account, portable storage containers.

          (e) The Company will not and will not permit any of its subsidiaries to (a) file or consent to the filing of any consolidated, combined or unitary income tax return with any person or entity other than the Company and its subsidiaries or (b) enter into any tax sharing agreement or similar arrangement.

          (f) The Company will not, and will not permit any person or entity acting on its behalf to, offer this Note or any part hereof or any similar securities for issue or sale to, or solicit any offer to acquire any of the same from, any person or entity so as to bring the issuance and sale of this Note within the provisions of Section 5 of the Securities Act.

     7.   Events of Default.

     (a) An "Event of Default" shall exist if any of the following occurs and is continuing:

               (i) the Company shall fail to make any payment of principal or interest on this Note on or before the date such payment is due (provided, that the Company shall not be deemed to have failed to make an interest payment if such payment is made with funds on deposit in the Reserve Account), or the Company shall fail to pay any other amount due hereunder (other than principal or interest) within ten (10) days of receipt of written notice from the Holder;

               (ii) the Company shall fail to deposit into the Reserve Account on or before the date that is six (6) months after the date of any disbursement therefrom any amount necessary to cause the amount on deposit in the Reserve Account at such time to equal six (6) months' interest under this Note, based on the principal amount outstanding under this Note at such time;

               (iii) the Company or any subsidiary shall fail to comply with any other provision hereof, and such failure continues for more than thirty
     (30) days after the earlier of the date upon which (i) the Company or such subsidiary shall have become aware of such failure or (ii) written notice of such failure shall first have been given to the Company or such subsidiary by the Holder;

               (iv) any warranty, representation or other statement by or on behalf of the Company or any subsidiary contained herein or in any instrument furnished in compliance herewith or in reference hereto shall have been false or misleading in any material respect when made;

               (v) any event shall occur or any condition shall exist in respect of the indebtedness of the Company under the Senior Credit Agreement or under any agreement securing or relating to such indebtedness, that immediately or with any one or more of the passage of time or the giving of notice:

                    (A) causes such indebtedness, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment; or

                    (B)  causes  any  one or more of the  holders  thereof  or a
          trustee   therefor  to  require  the  Company  or  any  subsidiary  to repurchase such indebtedness from the holders thereof;

               (vi) a receiver, liquidator, custodian or trustee of the Company or any subsidiary, or of all or any substantial part of the property of either, shall be appointed by court order and such order remains in effect for more than sixty (60) days, or an order for relief shall be entered with respect to the Company or any subsidiary, or the Company or any subsidiary shall be adjudicated a bankrupt or insolvent, or all or any substantial part of the property of the Company or any subsidiary shall be sequestered by court order and such order shall remain in effect for more than sixty
     (60) days;

               (vii) a petition shall be filed against the Company or any subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within sixty
     (60) days after such filing;

               (viii) the Company or any subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law;

               (ix) the Company or a subsidiary shall make an assignment for the benefit of its creditors, or admit in writing its inability, or fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or a subsidiary or of all or a substantial part of its property;

               (x) a final, non-appealable judgment or judgments in the aggregate for the payment of money in excess of Two-Hundred Fifty Thousand Dollars ($250,000) is or are outstanding against one or more of the Company and the subsidiaries and any one of such judgments shall have been outstanding for more than sixty (60) days from the date of its entry and shall not have been discharged in full or stayed;

               (xi) the Reserve Account Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity of the Reserve Account Security Agreement, or the Company or any subsidiary shall fail to comply with any of the terms and provisions of the Reserve Account Security Agreement, or the Company denies the enforceability of the Reserve Account Security Agreement or gives notice (written or otherwise) to such effect; or

               (xii) any Subsidiary Guarantee shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Subsidiary Guarantee, or any subsidiary shall fail to comply with any of the terms or provisions of a Subsidiary Guarantee, or any subsidiary denies that it has any further liability under a Subsidiary Guarantee or gives notice (written or otherwise) to such effect.

          (b) If any Event of Default specified in Section 7(a)(i) shall exist, this Note shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

          (c) If any Event of Default other than those specified in Section 7(a)(i) shall exist and the indebtedness of the Company under the Senior Credit Agreement shall have been declared due and payable prior to its stated maturity or prior to its regularly scheduled date or dates of payment pursuant to Section 9.2(a) thereof (or any successor section having similar effect), the holder or holders of this Note may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, the Note then outstanding to be, and such Note shall thereupon become, forthwith due and payable, without any further presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of this Note the entire principal of, and interest accrued on, such Note, subject to the provisions of Section 12 hereof.

          (d) No course of dealing on the part of any holder of the Note nor any delay or failure on the part of any holder of the Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies.

     8.   Default Rate of Interest
          ------------------------

          Upon the occurrence and during the continuation of an Event of Default, all outstanding principal, interest and other amounts due hereunder shall bear interest at the Default Rate.

     9.   Subsidiary Guarantees
          ---------------------

          The Company shall cause each subsidiary which may from time to time account for five percent (5%) or more of the Company's consolidated net revenues or consolidated net assets (a "Material Subsidiary") to execute a guarantee agreement (a "Subsidiary Guarantee") pursuant to which such subsidiary shall agree to unconditionally guarantee the full payment and performance as and when due of all obligations under this Note. Each Subsidiary Guarantee shall be substantially in the form attached hereto as Exhibit A and shall otherwise be reasonably acceptable in form and substance to the Holder.

     10.  Opinion of Company Counsel
          --------------------------

          Upon the closing of the transactions contemplated by this Note, the Company's legal counsel, Bryan Cave LLP, shall provide a legal opinion, addressed to the Holder, substantially in the form attached hereto as Exhibit B. This Section 10 shall constitute direction by the Company to such counsel to deliver such closing opinion to the Holder.

     11.  Payment of Fees
          ---------------

          The Company shall pay all reasonable fees, expenses and costs incurred by the Holder in connection with the issuance of this Note and the Warrant and the negotiation an documentation of the transactions contemplated hereby and thereby (including, without limitation, reasonable fees and expenses of Squire, Sanders & Dempsey L.L.P., special counsel to the Holder).

     12.  Subordination of Note
          ---------------------

          (a) This Note evidences subordinated debt (all obligations hereunder, whether principal, interest or otherwise, "Subordinated Debt") and shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in this Section 12 and nothing in this Section 12 shall be construed as a limit on the extent of the secured claim of the Senior Debt lenders. For purposes hereof, "Senior Debt" means and includes all obligations, liabilities and indebtedness of the Company now or hereafter existing, whether fixed or contingent, and whether for principal, interest, fees, expenses, indemnification or otherwise, which by its terms is senior in right of payment to the Subordinated Debt (including, without limitation, indebtedness under the Senior Credit Agreement) and senior in right of payment to any other indebtedness of the Company which by its terms ranks pari passu with the Subordinated Debt.

          (b) The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt, any extension or renewal of the Senior Debt, any refinancing or refunding of the Senior Debt or the granting or release of any collateral or security securing the repayment of the Senior Debt.

          (c) In the event the Company shall default in the payment of any principal of, or interest on, any Senior Debt when the same becomes due and payable, whether at maturity, at a date fixed for prepayment, by declaration of acceleration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition of any Subordinated Debt (including without limitation any deposit by the Company into the Reserve Account); provided, that payments from the Reserve Account in accordance with Section 2 shall be permitted.

          (d) Upon the occurrence of any Default (as defined in the Senior Credit Agreement), then, unless and until such Default shall have been cured or waived in writing or shall have ceased to exist, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition of any Subordinated Debt (including without limitation any deposit by the Company into the Reserve Account) during any period of one-hundred eighty (180) days after the time a notice of such Default shall have been given to the Company by the holders of Senior Debt or the agent therefor stating that such notice is a "Blockage Notice" given pursuant to this
Section 12(d),  other than payments from the Reserve  Account in accordance with
Section 2. Only one such period of up to one-hundred eighty (180) days may be commenced within any three-hundred sixty (360) day period; provided, that if the Default which is the subject of a Blockage Notice shall have been cured or waived in writing or shall have ceased to exist within ninety (90) days after such Blockage Notice shall have been given, then one (1) additional Blockage Notice may be given, covering a period of up to one-hundred eighty (180) days, during such three-hundred sixty (360) day period. No Blockage Notice shall be given with respect to a Default which existed and was known to the holders of the Senior Debt or the agent therefor at the time the most recent Blockage Notice was given (unless such Default has been cured or waived in writing for a period in the interim equal to the greater of (i) thirty (30) days, or (ii) the number of days from the date of such cure or waiver through and including the date of the next scheduled payment of interest under this Note). In the event that the holders of Senior Debt or the agent therefor shall deliver any Blockage Notice pursuant to this Section 12(d), any payment of principal, interest or other amounts that, but for such Blockage Notice, would have been payable by the Company to the holder of any Subordinated Debt during the period covered by such Blockage Notice shall be immediately due and payable in full upon the expiration of the period covered by such Blockage Notice.

          (e) In the event of

               (i)  any  insolvency,  bankruptcy,   receivership,   liquidation,
     reorganization, readjustment, composition or other similar proceeding which relates to the Company or its property,

               (ii) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

               (iii) any assignment by the Company for the benefit of creditors, or

               (iv) any other marshaling of the assets of the Company,

     then and in any such event:

               (A) all Senior Debt shall first be paid in full, in cash, before any payment or distribution, whether in cash, securities or other property (other than payments from the Reserve Account in accordance with Section
     2), shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt;

               (B) any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent of the Subordinated Debt as provided in this Section 12(e), to the payment of all Senior Debt at the time outstanding and to any Securities issued to the holders of Senior Debt in respect of the Senior Debt under any such plan or reorganization or readjustment), that would otherwise (but for this Section 12(e)) be payable or deliverable in respect of Subordinated Debt, shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders of Senior Debt until all Senior Debt shall have been paid in full, in cash; and

               (C) if any holder of Subordinated Debt fails to file a claim or proof of debt in respect of such Subordinated Debt in such proceedings at least thirty (30) business days prior to the latest date permitted by rule of law or court order for such filing, then the holders of Senior Debt shall be authorized (but not obligated) to file such claim or proof on behalf of such holder of Subordinated Debt. Each holder of the Subordinated Debt agrees that, while it shall retain the right to vote its claim and otherwise act in any bankruptcy, insolvency or similar proceeding related to the Company, such holder will not take any act or vote in any way so as to contest the enforceability of the subordination provisions set forth herein.

          (f) In the event that any Subordinated Debt shall be declared due and payable as the result of the occurrence of any one or more defaults in respect thereof, under circumstances when the terms of Section 12(e) of this Note do not prohibit payment on Subordinated Debt, no direct or indirect payment (in cash, securities, other property or by set-off or otherwise) shall be made or agreed to be made on account of any Subordinated Debt, or as a sinking fund for any Subordinated Debt, or in respect of any redemption, retirement, purchase, prepayment or other acquisition of any Subordinated Debt, unless and until all Senior Debt shall have been paid in full, in cash, or such declaration and its consequences shall have been rescinded and all such defaults shall have been remedied or waived in writing or shall have ceased to exist.

          (g) In the event that

               (i) any payment or distribution shall be paid to or collected or received by any holders of Subordinated Debt in contravention of any of the terms of this Section 12 and prior to the payment in full, in cash, of the Senior Debt at the time outstanding, and

               (ii) any holder of such Senior Debt shall have notified such holders of Subordinated Debt, within ninety (90) days of any such payment or distribution, of the facts by reason of which such collection or receipt so contravenes this Section 12, then and in any such event such holders of Subordinated Debt will deliver such payment or distribution, to the extent necessary to pay all such Senior Debt in full, in cash, to the holders of such Senior Debt and, until so delivered, the same shall be held in trust by such holders of Subordinated Debt as the property of the holders of such Senior Debt. If after any amount is delivered to the holders of Senior Debt pursuant to this Section 12(g) and (i) the holders of Subordinated Debt shall be required by an order or judgment of a court of competent jurisdiction to disgorge a payment (the "Avoided Payment") received by them and so paid over (in whole or in part) to the holders of Senior Debt, or
(ii) the outstanding Senior Debt shall thereafter be paid in full, in cash, without giving effect to such delivery made pursuant to this Section 12(g), then, in either case, the holders of Senior Debt shall return to such holders of Subordinated Debt an amount equal to the amount delivered to such holders of Senior Debt pursuant to this Section 12(g), so long as (in the case of the immediately preceding clause (ii) only) after the return of such amount the Senior Debt shall remain paid in full, in cash. For purposes of clause (i) of the immediately preceding sentence, if less than all of the Avoided Payment was paid over to the holders of Senior Debt and the holders of Subordinated Debt are able to satisfy their obligations under such order or judgment in whole or in part from the portion of the Avoided Payment not so paid over to the holders of the Senior Debt, the holders of Senior Debt shall not be required to return any portion of the Avoided Payment in excess of the amount actually required by the holders of the Subordinated Debt to satisfy their obligations.

          (h) Upon the payment in full, in cash, of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of Subordinated Debt by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt, and not on account of Subordinated Debt.

     13.  Miscellaneous
          -------------

          (a) The titles of the Sections of this Note appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Note as a whole and not to any particular Section or other subdivision. References to Sections are, unless otherwise specified, references to Sections of this Note. References to Exhibits are, unless otherwise specified, references to Exhibits attached to this Note.

          (b) Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          (c) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS).

          (d) All warranties, representations, certifications and covenants made by the Company herein or in any certificate or other instrument delivered by it or on its behalf hereunder at or prior to the closing of the transactions contemplated hereby shall be considered to have been relied upon by the Holder and shall survive the delivery of this Note regardless of any investigation made by the Holder or on its behalf. All statements in any certificate or other instrument delivered by or on behalf of the Company pursuant to the terms hereof shall constitute warranties and representations by the Company hereunder. All payment obligations of the Company hereunder (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the holder of the Note) other than the obligation to pay the principal of and interest on this Note, shall survive the payment or prepayment of the Note and such interest and the termination hereof.

          (e) This Note shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto except that the Company shall not have the right to assign its rights or obligations hereunder. The provisions hereof are intended to be for the benefit of all holders, from time to time, of this Note, and shall be enforceable by any such holder. This Note shall not be deemed to confer any right or benefit upon any person other than the parties hereto and their successors and permitted assigns.

          (f) This Note may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Holder.

          (g) The Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees expenses) incurred by the holder of this Note in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents, standstill agreements and other similar agreements with respect hereto (whether or not any such amendments, waivers, consents, standstill agreements or other similar agreements are executed). At any time when the Company and the holder of this Note are conducting restructuring or workout negotiations in respect hereof, or an Event of Default exists, the Company shall pay when billed the reasonable costs and expenses (including reasonable attorneys' fees and expenses and the fees of other professional advisors) incurred by the holder of this Note in connection with inspections made pursuant to this Note and in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holder of this Note. If the Company shall fail to pay when due any principal of, or interest on, this Note, the Company shall pay to the Holder of this Note, to the extent permitted by law, such amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees and expenses incurred by such holder in collecting any sums due on this Note.

          (h) The Company agrees to indemnify the Holder of this Note, and its directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the any holder of this Note is a party thereto) which any of them may pay or incur arising out of or relating to this Note, the Warrant, transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of the Notes, except to the extent that they arise out of the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Company under this Section 13(h) shall survive the payment and satisfaction of this Note and shall continue to be the liability, obligation and indemnification of the Company, binding upon the Company.

          (i) The Company shall pay all amounts payable with respect to this Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting, by federal funds bank wire transfer, the account of the holder thereof in any bank in the United States of America as may be designated in writing by such holder, or in such other manner as may be reasonably directed or to such other address in the United States of America as may be reasonably designated in writing by such holder. If any payment due on, or with respect to, this Note shall fall due on a day other than a business day, then such payment shall be made on the first business day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following business day, such interest shall accrue and be payable to (but not including) the actual date of payment, and the amount of the next succeeding interest payment shall be adjusted accordingly. If any payment is to be made on the first business day following the day on which the same shall have fallen due and is not so paid on such first business day, interest shall accrue thereon (to the extent permitted by applicable law) at the Default Rate from (in each case) the originally scheduled day of its payment.

          (j) This Note constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

          (k) Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Note may be executed in one or more counterparts and shall be effective when each party hereto shall have executed a counterpart hereof (whether or not the other parties hereto shall have signed that same counterpart), and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

          IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its officer thereunto duly authorized as of this ___ day of July, 1997.

                                           MOBILE MINI, INC.


                                           By: __________________________

                                           Name: ________________________

                                           Title: _______________________

Accepted:


ARIZONA LAND INCOME CORPORATION


By: __________________________

Name: ________________________

Title: _______________________

                                                                       EXHIBIT A

                         [FORM OF SUBSIDIARY GUARANTEE]

     SUBORDINATED GUARANTEE (as amended from time to time, this "Guarantee") dated as of __________, 199__, by (the "Guarantor"), a ____________ corporation, in favor of ARIZONA LAND INCOME CORPORATION (together with its successors and assigns, the "Lender").

                                   WITNESSETH:

     WHEREAS, Mobile Mini, Inc., a Delaware corporation (together with its successors, assigns and transferees, the "Company"), has delivered to the Lender that certain and the Lender have entered into that certain Senior Subordinated Promissory Note dated July 31, 1997 (as amended, modified, waived or restated from time to time, the "Note"); and

     WHEREAS, the Company, pursuant to the Note, has agreed to cause the Guarantor to guaranty the payment and performance of all obligations of the Company arising under, or in respect of, the Note and all other documents executed in connection therewith, as hereinafter provided; and

     WHEREAS, the Guarantor will, as a [wholly-owned] subsidiary of the Company, derive substantial benefits from the loan made by the Lender to the Company as evidenced by the Note; and

     WHEREAS, the Guarantor is willing to execute this Guarantee in order to induce the Lender to make such loan;

     NOW THEREFORE, in order to induce the Lender to make the loan which is evidenced by the Note and in consideration of the premises and mutual agreements set forth herein, and other good and valuable consideration to the Guarantor paid (the receipt and sufficiency of which are hereby acknowledged), the Guarantor hereby agrees with the Lender as follows:

1.   Definitions.

     Terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Note.

2.   Guaranteed Obligations.

     The Guarantor hereby irrevocably and unconditionally guaranties to the Lender and to the holders from time to time of the Note, as and for its own debt, until final and indefeasible payment has been made, the due and punctual payment of the principal of, and interest on, the

Note at any time outstanding, and the due and punctual payment of all amounts payable, and all other indebtedness owing, by the Company under the Note and any the other documents, instruments or agreements executed in connection therewith (all such obligations so Guaranteed are herein collectively referred to as the "Guaranteed Obligations"), in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions thereof; it being the intent of each Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.


3.   Performance under this Guarantee.

     In the event the Company fails to pay when due any payment of principal or interest on the Note, the Guarantor shall, upon demand of the holder of the Note to whom such payment is due, but subject to Section 14 hereof, immediately pay to such holder the entire amount of the Guaranteed Obligations due to such holder at such time.

4.   Waivers.

     To the fullest extent permitted by law, the Guarantor does hereby waive:

          (a) notice of acceptance of this Guarantee;

          (b) notice of any purchase of the Note or the creation, existence or acquisition of any of the Guaranteed Obligations;

          (c) notice of the amount of the Guaranteed Obligations, subject, however, to the Guarantor's right to make inquiry of the holder of the Note to ascertain the amount of the Guaranteed Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Company, any other guarantor of the Note or any other fact that might increase the Guarantor's risk hereunder;

          (e) notice of presentment for payment, demand, protest, and notice thereof as to the Note or any other instrument;

          (f) notice of any Event of Default;

          (g) all other notices (except if such notice is specifically otherwise required to be given to the Guarantor under this Guarantee) and demands to which the Guarantor might otherwise be entitled;

          (h) the right by statute or otherwise to require any holder of the Note to institute suit against the Company or to exhaust the rights and remedies of any holder of the Note against the Company or any other guarantor of the Note, the Guarantor
                                       2
     being bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter accruing, as fully as if such Guaranteed Obligations were directly owed by the Guarantor;

          (i) any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever of the liability of the Company in respect of the Guaranteed Obligations;

          (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale made under any judgment, order or decree based on the Note as well as any redemption in respect of any such judgment, order or decree; and Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law; and

          (k) any claim of any nature arising out of any right of indemnity, contribution, reimbursement or any similar right, or any claim of subrogation arising, in respect of any payment made under this Guarantee or in connection with this Guarantee, against the Company or the estate of the Company, in each case if, and for so long as, the Company is the subject of any proceeding brought under Title 11 of the United States Code, or any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and further agrees that it will not file any claims against the Company or the estate of the Company in the course of such proceeding in respect of the rights referred to in this clause (k), and further agrees that any of the holders of the Note may specifically enforce the provisions of this clause (k).

Until all of the Guaranteed Obligations shall have been indefeasibly paid in full, the Guarantor shall have no right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and no right of recourse to or with respect to any assets or property of the Company. Nothing shall discharge or satisfy the obligations of the Guarantor hereunder except the full and final performance and indefeasible payment of the Guaranteed Obligations.

5.   Releases.

     The Guarantor consents and agrees that, without notice to or by the Guarantor and without affecting or impairing the obligations of the Guarantor hereunder, each holder of the Note and/or any agent acting on behalf of the holders of the Note, in the manner provided in the Note, by action or inaction, may

          (a) compromise or settle, extend the period of duration or the time for the payment of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, the Note or any related document, instrument or agreement,

          (b) grant other indulgences to the Company in respect thereof,

          (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Note or any related document, instrument or agreement,

          (d) release or substitute any one or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties hereto or not, and

          (e) exchange, enforce, waive, or release, by action or inaction, any security for the Guaranteed Obligations or any other guaranty of the Note.

6.   Marshaling; Return of Payments.

     The Guarantor consents and agrees:

          (a) that neither the holders of the Note nor any agent therefor shall be under any obligation to marshal any assets in favor of the Guarantor, or against or in payment of any or all of the Guaranteed Obligations, and

          (b) that, to the extent the Company makes a payment or payments to any holder of the Note, which payment or payments or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any (i) bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereinafter in effect, of any jurisdiction,
     (ii) common law, or (iii) equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and the Guarantor shall be primarily liable for such obligation.

7.   Liability.

     The Guarantor agrees that its liability in respect of this Guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by any holder of the Note and/or any agent therefor of whatever remedies such Person may have against the Company or any other guarantor or the enforcement of any lien or the realization upon any security such person may at any time possess.

8.   Primary Obligations.

     This Guarantee is a primary and original obligation of the Guarantor and is an absolute, unconditional, continuing, and irrevocable guaranty of payment and shall remain in full force and effect without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance of any obligations (including, without limitation, the Note) of the Company to any holder of the Note, or with respect to the execution and delivery of any agreement (including, without limitation, the Note) by the Company for the benefit of any holder of the Note and/or any agent therefor.

9.   No Election.

     No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver by any holder of the Note and/or any agent for the holders of the Note of its right to proceed in any other form of action or proceeding or against other parties unless such holder and/or such agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any holder of the Note and/or any agent for the holders of the Note shall serve to diminish the liability of the Guarantor hereunder except to the extent that such holder of the Note or such agent finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon the Guarantor's right of subrogation against the Company.

10.  Delay or Omission; No Waiver.

     No course of dealing on the part of any holder of the Note or any agent therefor and no delay or failure on the part of any such Person to exercise any right under this Guarantee shall impair such right or operate as a waiver of such right or otherwise prejudice such person's rights, powers and remedies hereunder. Every right and remedy given by this Guarantee or by law to any holder of the Note may be exercised from time to time as often as may be deemed expedient by such person.

11.  Restoration of Rights and Remedies.

     If any holder of the Note or any agent therefor shall have instituted any proceeding to enforce any right or remedy under this Guarantee and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such holder, then and in every such case such holder and the Guarantor shall, except as may be limited or affected by any determination in such proceeding, be restored to their respective former positions hereunder, and thereafter the rights and remedies of such holder of the Note shall continue as though no such proceeding had been instituted.

12.  Representations of the Guarantor.

     (a) Information. The Guarantor is

          (i) fully aware of the financial condition of the Company and delivers this Guarantee based solely upon its own independent investigation thereof and in no part upon any representation or statement of any holder of the Note with respect thereto, and

          (ii) in a position to obtain,  and hereby assumes full  responsibility for obtaining, any additional information concerning the financial condition of the Company as it may deem material to its obligations hereunder, and the Guarantor is not relying upon, nor expecting, such holder to furnish it any information in any holder of the Note's or any other party's possession concerning the financial condition of the Company.

     (b) Financial Condition. The Guarantor warrants and represents to the Lender that, as of the Closing Date:

          (i) the Fair Market Value of the assets of the Guarantor, taken as a whole, exceeds its liabilities (after giving effect to the execution and delivery of this Guarantee) taken as a whole;

          (ii) the Guarantor is meeting its liabilities as they mature and has sufficient capital to conduct its business;

          (iii) the Guarantor is entering into this Guarantee without actual intent to hinder, delay or defraud either present or future creditors; and

          (iv) there are not now pending any material court or administrative proceedings or undischarged judgments against the Guarantor, and no federal or state tax liens have been filed or threatened against the Guarantor, nor is the Guarantor in default or claimed default under any agreement for borrowed money.

13.  Miscellaneous.

     (a) Expenses. The Guarantor will reimburse each holder of the Note for all reasonable out-of-pocket costs of collection or enforcement (including, without limitation, attorneys' fees and expenses) incurred in enforcing the obligations of the Guarantor under this Guarantee.

     (b) Amendments. This Guarantee may, from time to time and at any time, be amended by, and only by, an instrument or instruments in writing executed by the Guarantor and the holders of the Note at the time outstanding.

     (c) Successors and Assigns. All covenants, agreements, representations and warranties made herein and in certificates delivered in connection herewith by or on behalf of the Guarantor shall bind the successors and assigns of the Guarantor, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of all holders from time to time of the Note.

     (e) Governing Law. THIS GUARANTEE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES). THE GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ARIZONA STATE COURT IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AND THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.

     (f) Headings, etc. Any headings or captions preceding the text of the several sections hereof are intended solely for convenience of reference and shall not constitute a part of this Guarantee nor shall they affect its meaning, construction or effect. Each covenant contained in this Guarantee shall be construed (absent an express contrary provision therein) as being independent of each and every other covenant contained herein and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any and all other covenants.

14.  Subordination of this Guarantee.

     The Guaranteed Obligations are subordinate and junior in right of payment to any and all (a) indebtedness and contingent obligations of the Guarantor owing to the holders of Senior Debt in respect of the Senior Debt and (b) indebtedness or securities of the Guarantor payable to the Company or any of its subsidiaries and pledged as collateral security for the repayment of Senior Debt, in each case, to the same extent and on the same terms as the Subordinated Debt is subordinated to the Senior Debt pursuant to Section 12 of the Note. The subordination provisions contained in Section 12 of the Note are hereby incorporated in their entirety herein by this reference thereto.

15.  Liability of the Guarantor.

     It is understood that while the amount of the Guaranteed Obligations guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guarantee would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guarantee with respect to the Guarantor, then, notwithstanding any other provision of this Guarantee to the contrary, the aggregate amount of such liability shall, with respect to the Guarantor, without any further action of the Lender or any other Person, be automatically limited and reduced with respect to the Guarantor to the highest amount which is valid and enforceable as determined in such action or proceeding.

      [Remainder of page intentionally blank. Next page is signature page.]
                                        7

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be executed and delivered as of the date first hereinabove mentioned.

                                                       [_______________________]

                                                       By: ____________________

                                                       Name: __________________

                                                       Title: _________________

                                                                       EXHIBIT B

                  [Form of Opinion of Counsel for the Company]

                                  July 31, 1997

Arizona Land Income Corporation
2999 North 44th Street, Suite 100
Phoenix, Arizona  85018

Ladies and Gentlemen:

          Reference is made to that certain Senior Subordinated Promissory Note dated July 31, 1997 (the "Note"), made by Mobile Mini, Inc. a Delaware corporation (the "Company), in favor of Arizona Land Income Corporation (the "Lender"). Capitalized terms used herein and not defined herein have the meanings specified by the Note.

          We have acted as counsel to the Company in connection with the transactions contemplated by Note. In acting as such counsel, we have examined:

          (a) the Note;

          (b) the Stock Purchase Warrant dated as of July 31, 1997 issued by the Company to the Lender in connection with the transactions contemplated by the Note (the "Warrant"); and

          (c) such other documents, instruments and agreements relating to the transactions contemplated by the Note and the Warrant as we have deemed relevant in connection with this opinion.

The Note and the Warrant are herein collectively referred to as the Transaction Documents.

          We have relied on certificates of, or communications from, public officials as to the matters covered therein. We have relied upon the accuracy of representations and warranties of the Company in the Transaction Documents as to factual matters underlying the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures of all parties (other than signatures on behalf of the Company), the authenticity of all documents submitted to us as originals and the conformity to the appropriate authentic original documents of all documents submitted to us as certified, confirmed or photostatic copies. We have further assumed the due authorization, execution and delivery of the Transaction Documents by, or on behalf of, all parties thereto, other than the Company. To the extent that the obligations of the Company may be dependent upon such matters, we assume that (a) all parties to the Transaction Documents (other than the Company) are duly organized, validly existing and in good standing under the laws of the jurisdiction in which such parties are organized, (b) that such parties (other than the Company) have all requisite governmental certificates of authority, licenses, permits, consents and qualifications to engage in the transactions covered by this opinion and (c) that each document executed by such parties (other than the Company) has been duly executed by its officer or officers and that each such document is its legal, valid, binding and enforceable obligation.

          Based upon the foregoing, and in reliance thereon and subject to the assumptions, limitations, qualifications and exceptions hereinafter set forth, we are of the following opinions:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign corporation in each state where the failure to be so qualified would have a Material Adverse Effect and has all requisite corporate power and authority to execute and deliver the Transaction Documents and consummate the transactions contemplated thereby.

          2. The Company has the requisite corporate power and authority to execute, deliver and issue the Transaction Documents and to perform its obligations thereunder in accordance with the terms thereof.

          3. Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company (no action on the part of the stockholders of the Company being required in respect thereof), has been executed and delivered by one or more duly authorized officers of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by the effect of (i) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance or other similar laws, statutes, or rules of general application relating to, or affecting, the enforcement of creditors' rights, and (ii) general equitable principles, regardless of whether considered in a proceeding at law or in equity.

          4. The shares of Common Stock issuable upon exercise of the Warrant have been duly and validly reserved and, when issued in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable.

          5. The issuance of the shares of Common Stock issuable upon exercise of the Warrant, the execution, delivery and issuance of the Transaction Documents by the Company and the performance by the Company of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not (a) violate any provision of any applicable law, rule or regulation (including, without limitation, laws with respect to the maximum allowable rate of interest), or of any order, writ, judgment, decree, determination or award known to us, which is presently in effect having applicability to the Company,
(b) conflict with or result in a breach of, or constitute a default under, any indenture, loan or credit agreement or other material agreement or instrument known to us to which the Company is a party or by which the Company or any of its property is bound, or (c) result in or require the creation or imposition of any material lien upon or with respect to any of the properties now owned or hereafter acquired by the Company.

          6. All required consents, approvals and authorizations, and all designations, declarations, filings, registrations, qualifications and recordations required on the part of the Company in connection with the issuance of the shares of Common Stock issuable upon exercise of the Warrant, the execution, delivery and issuance of the Transaction Documents, the use of the proceeds thereof and the consummation of the transactions contemplated thereby have been obtained.

          7.  To  our  knowledge,   there  is  no  action,   suit,   proceeding,
governmental investigation or arbitration pending or threatened against the Company or any material property thereof before any court or arbitrator or any governmental or administrative body, agency or official which challenges the validity, or seeks to enjoin the performance of, any of the Transaction Documents, the consummation of any of the transactions contemplated thereby the issuance of the shares of Common Stock issuable upon exercise of the Warrant or which could reasonably be expected to have a Material Adverse Effect.

          8. The Note is not required to be registered under the Securities Act of 1933, as amended, and the Company is not required to qualify an indenture with respect to the Note under the Trust Indenture Act of 1939, as amended.

          9. The offer, sale and issuance of the Warrant in conformity with the terms thereof constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and from the registration and qualification requirements of applicable state securities laws, and, under such federal and state laws as they presently exist, the issuance of the shares of Common Stock issuable upon exercise of the Warrant would be exempt from such registration and qualification requirements.

          10. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not a "holding company" or an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          This opinion is limited to the laws and regulations of the United States of America, the State of Arizona and the General Corporation Law of the State of Delaware, in each case as in effect on the date of this letter. We assume no obligation to advise you of any changes in the foregoing laws subsequent to the delivery of this opinion.

                                Very truly yours,